Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Quoin Pharmaceuticals, Ltd. on Form S-1 of our report dated April 13, 2022 (except for Notes 2 and 17 as to which the date is August 2, 2022 as referenced within the financial statements filed on August 2, 2022 in Form F-1), which includes an emphasis of a matter regarding the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Quoin Pharmaceuticals, Ltd. as of and for the year ended December 31, 2021 which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus. We were dismissed as auditors on September 21, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Friedman LLP

Friedman LLP
East Hanover, New Jersey
February 12, 2024